STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

October 19, 2018

Job Number: C20181019-0679
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180456254-07	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20181019-0679

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180456254-07
Barbara K. Cegavske Secretary of State	Filing Date and Time 10/19/2018 9:53 AM
State of Nevada	Entity Number C8549-1985

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sigma Labs, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first two paragraphs of ARTICLE IV of the Amended and Restated Articles of Incorporation of Sigma Labs, Inc. shall be amended to read in their entirety as follows:

The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 32,500,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.

The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a) 22,500,000 shares of common stock, $0.001 par value ("Common Stock");
(b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: greater than 50%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X John Rice, Chair & CEO

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.